UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 30, 2010

Senesco Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 George Street, Suite 420, New Brunswick, New Jersey	08901
(Address of Principal Executive Offices)	(Zip Code)

(732) 296-8400
(Registrant's telephone number, including area code)

Not applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard;Transfer of Listing.

On April 30, 2010, Senesco Technologies, Inc. (the “Company”) received notification from the NYSE Amex (“the Exchange”), that, upon further review of the facts, the Exchange was rescinding a previously issued deficiency letter dated April 1, 2010, regarding the Company’s Annual Meeting of Shareholders for 2009.

The Company will be hosting its Annual Meeting of Shareholders on May 25, 2010 at 10:00 a.m. at the law offices of Morgan, Lewis and Bockius LLP, 101 Park Avenue, New York, New York.

Important Information

In connection with the holding of the annual meeting, the Company has prepared a proxy statement for the Company’s shareholders which was filed with the SEC on April 26, 2010. The proxy statement contains information about the Company, the annual meeting and related matters. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY, AS IT CONTAINS IMPORTANT INFORMATION THAT SHAREHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT APPROVING THE MATTERS TO BE VOTED UPON AT THE ANNUAL MEETING.

In addition to receiving the proxy statement from the Company by mail, shareholders are able to obtain the proxy statement, as well as other filings containing information about the Company, without charge, from the SEC’s website (http://www.sec.gov ) or, without charge, from the Company’s website at www.senesco.com or by directing such request to Senesco Technologies, Inc.  303 George St., Suite 420, New Brunswick, New Jersey 08901 Attention: Joel Brooks.

The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies. Information concerning the Company and its directors and executive officers is set forth in the Company’s proxy statement and Annual Report on Form 10-K previously filed with the SEC.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated May 5, 2010 relating to the receipt of the NYSE Amex notification.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: May 5, 2010	By:	/s/ Jack Van Hulst
Name: Jack Van Hulst
Title: President and Chief Executive Officer